Exhibit 99.1

NEWS RELEASE

APA Corporation Announces Fourth-Quarter and Full-Year 2023

Financial and Operational Results

2023 Highlights

•	Delivered full-year net cash from operating activities of $3.1 billion, adjusted EBITDAX of $5.3 billion and $965 million of free cash flow (FCF);

•	Returned $637 million to shareholders or 66% of FCF;

•	Increased total company oil production by 8% year-over-year;

•	U.S. oil increased 12% from fourth-quarter 2022 to fourth-quarter 2023, driven by strong Permian Basin execution and well performance;

•	Achieved primary emissions goal of converting more than 2,000 pneumatic devices to instrument air or through-valve retrofit in the U.S.;

•	Identified an estimated 700 million barrels of recoverable oil resource at Sapakara and Krabdagu on Block 58 offshore Suriname; initiated FEED study and progressing toward 2024 FID; and

•	Expanded exploration portfolio through the addition of onshore leases in Alaska and two offshore blocks in Uruguay.

2024 Outlook

•	Planning upstream capital budget of $1.9 to $2.0 billion;

•	Investing to sustain production on a year-over-year basis;

•	Forecasting strong U.S. oil growth in 2024, approximately 8% year-over-year and more than 10% from fourth-quarter 2023 to fourth-quarter 2024;

•	Pending acquisition of Callon Petroleum Company adds scale to APA’s existing Delaware Basin assets and is expected to be accretive to key financial metrics; and

•	Committing to return at least 60% of FCF to shareholders.

HOUSTON, Feb. 21, 2024 – APA Corporation (Nasdaq: APA) today announced its financial and operational results for the fourth-quarter and full-year 2023. During the fourth-quarter 2023, APA reported net income attributable to common stock of $1.8 billion, or $5.78 per share on a fully diluted basis. When adjusted for certain items that impact the comparability of results, APA’s fourth-quarter earnings totaled $352 million or $1.15 on a diluted share basis.

Reported fourth-quarter production was 414,000 BOE per day; adjusted production, which excludes Egypt noncontrolling interest and tax barrels, was 341,000 BOE per day. Net cash provided by operating activities in the fourth quarter was $1.0 billion, and adjusted EBITDAX was $1.4 billion.

For the full-year 2023, APA reported net income of $2.9 billion, or $9.25 per diluted common share. On an adjusted basis, APA’s 2023 earnings totaled $1.4 billion or $4.53 per diluted common share.

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APA CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2023

FINANCIAL AND OPERATIONAL RESULTS — PAGE 2 of 5

Reported full-year production was 405,000 BOE per day; adjusted production was 331,000 BOE per day. Net cash provided by operating activities was $3.1 billion, and adjusted EBITDAX was $5.3 billion.

During the year, APA generated $965 million of FCF, repurchased $329 million of common stock and paid $308 million in dividends. APA ended the year with net debt at $5.1 billion, down slightly from the end of 2022.

“The continuation of our exceptional well performance and execution in the Permian Basin drove APA’s strong results in 2023,” said John J. Christmann IV, APA’s chief executive officer. “We generated nearly $1 billion in free cash flow and returned 66% to shareholders. On the exploration front, our successful appraisal program in Suriname identified an estimated recoverable oil resource of 700 million barrels for Sapakara and Krabdagu, and we added onshore acreage in Alaska and two offshore blocks in Uruguay, which expands and diversifies our exploration portfolio.

“To build scale in the Delaware Basin and to further leverage our integrated unconventional expertise, in January, we announced the acquisition of Callon Petroleum Company. Following closing, we are confident in our ability to create substantial shareholder value through our proven workflows and Permian operating model. This will drive enhanced operational performance and capital productivity in addition to planned cost synergies.”

2024 Capital Budget and Outlook

In 2024, APA plans to invest $1.9 to $2.0 billion in upstream oil and gas capital. This investment level reflects the company’s strategy of moderating activity levels during periods of lower commodity prices. APA will invest for the long term by directing $100 million of the upstream budget toward exploration activities predominantly in Alaska and $50 million toward progressing a large scale FPSO project in Suriname.

“Given the potential for lower year-over-year commodity prices, we will prudently manage costs and high-grade capital to our most strategic opportunities,” concluded Christmann.

Total company adjusted oil and natural gas production is expected to be relatively flat year-over-year while NGL volumes are anticipated to be lower as the current strip prices would lead to ethane rejection in the U.S. for most of the year.

APA CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2023

FINANCIAL AND OPERATIONAL RESULTS — PAGE 3 of 5

Year-End 2023 Proved Reserves

Worldwide estimated proved reserves totaled 807 million BOE at year-end 2023, 91% of which were classified as proved developed.

Conference Call

APA will host a conference call to discuss its fourth-quarter and full-year 2023 results at 10 a.m. Central time, Thursday, Feb. 22. The conference call will be webcast from APA’s website at www.apacorp.com and investor.apacorp.com. Following the conference call, a replay will be available for one year on the “Investors” page of the company’s website.

About APA

APA Corporation owns consolidated subsidiaries that explore for and produce oil and natural gas in the United States, Egypt and the United Kingdom and that explore for oil and natural gas offshore Suriname. APA posts announcements, operational updates, investor information and press releases on its website, www.apacorp.com.

Additional Information

Additional information follows, including reconciliations of adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow (non-GAAP financial measures) to GAAP measures and information regarding adjusted production. APA’s quarterly supplement is available at http://www.apacorp.com/financialdata.

Non-GAAP Financial Measures

APA’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted earnings, adjusted EBITDAX, upstream capital investment, net debt, cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

APA CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2023

FINANCIAL AND OPERATIONAL RESULTS — PAGE 4 of 5

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “goals,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in APA’s Form 10-K for the year ended December 31, 2022, and in our quarterly reports on Form 10-Q, and in APA’s Form 10-K for the year ended December 31, 2023 when filed, for a discussion of risk factors that affect our business. Any forward-looking statement made in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. APA and its subsidiaries undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Cautionary Note to Investors

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable, and possible reserves that meet the SEC’s definitions for such terms. APA may use certain terms in this news release, such as “resources,” “potential resources,” “resource potential,” “estimated net reserves,” “recoverable reserves,” and other similar terms that the SEC guidelines strictly prohibit APA from including in filings with the SEC. Such terms do not take into account the certainty of resource

APA CORPORATION ANNOUNCES FOURTH-QUARTER AND FULL-YEAR 2023

FINANCIAL AND OPERATIONAL RESULTS — PAGE 5 of 5

recovery, which is contingent on exploration success, technical improvements in drilling access, commerciality, and other factors, and are therefore not indicative of expected future resource recovery and should not be relied upon. Investors are urged to consider carefully the disclosure in APA Corporation’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2022 (and APA’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2023, when filed) available from APA at www.apacorp.com or by writing APA at: 2000 Post Oak Blvd., Suite 100, Houston, TX 77056 (Attn: Corporate Secretary). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Contacts

Investor:  (281) 302-2286  Gary Clark

Media:  (713) 296-7276  Alexandra Franceschi

Website:  www.apacorp.com

Click here for the full release with quarterly financial statements.

APA CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(Unaudited)

(In millions, except per share data)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
REVENUES AND OTHER:
Oil, natural gas, and natural gas liquids production revenues
Oil revenues	$1,530	$1,583	$5,997	$6,835
Natural gas revenues	222	328	880	1,569
Natural gas liquids revenues	133	162	508	816

	1,885	2,073	7,385	9,220
Purchased oil and gas sales	282	399	894	1,855

Total revenues	2,167	2,472	8,279	11,075
Derivative instrument gain (loss), net	(5)	24	99	(114)
Gain on divestitures, net	1	—	8	1,180
Loss on previously sold Gulf of Mexico properties	(212)	(157)	(212)	(157)
Other, net	(59)	41	18	148

	1,892	2,380	8,192	12,132

OPERATING EXPENSES:
Lease operating expenses	360	377	1,436	1,444
Gathering, processing, and transmission	89	93	334	367
Purchased oil and gas costs	184	324	742	1,776
Taxes other than income	44	38	207	268
Exploration	51	112	195	305
General and administrative	75	169	351	483
Transaction, reorganization, and separation	4	5	15	26
Depreciation, depletion, and amortization:
Oil and gas property and equipment	414	339	1,500	1,186
Other assets	9	15	40	47
Asset retirement obligation accretion	30	30	116	117
Impairments	15	—	61	—
Financing costs, net	77	76	312	379

	1,352	1,578	5,309	6,398

NET INCOME BEFORE INCOME TAXES	540	802	2,883	5,734
Current income tax provision	316	343	1,338	1,507
Deferred income tax provision (benefit)	(1,640)	(80)	(1,662)	145

NET INCOME INCLUDING NONCONTROLLING INTERESTS	1,864	539	3,207	4,082
Net income attributable to noncontrolling interest - Egypt	91	96	352	464
Net income attributable to noncontrolling interest - Altus	—	—	—	14
Net loss attributable to Altus Preferred Unit limited partners	—	—	—	(70)

NET INCOME ATTRIBUTABLE TO COMMON STOCK	$1,773	$443	$2,855	$3,674

NET INCOME PER COMMON SHARE:
Basic	$5.79	$1.38	$9.26	$11.05
Diluted	$5.78	$1.38	$9.25	$11.02

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	306	321	308	332
Diluted	307	322	309	333

DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.25	$1.00	0.75

APA CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended			% Change		For the Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	4Q23 to 3Q23	4Q23 to 4Q22	December 31, 2023	December 31, 2022
OIL VOLUME - Barrels per day
United States	83,909	83,584	74,767	0%	12%	78,889	70,398
Egypt (1, 2)	92,365	88,521	88,715	4%	4%	89,129	85,081
North Sea	30,748	35,680	37,473	-14%	-18%	34,728	32,578

International (1)	123,113	124,201	126,188	-1%	-2%	123,857	117,659

Total (1)	207,022	207,785	200,955	0%	3%	202,746	188,057

NATURAL GAS VOLUME - Mcf per day
United States	462,498	454,643	468,888	2%	-1%	452,281	473,292
Egypt (1, 2)	309,814	300,326	373,911	3%	-17%	325,778	356,327
North Sea	58,054	65,168	41,370	-11%	40%	50,284	35,327

International (1)	367,868	365,494	415,281	1%	-11%	376,062	391,654

Total (1)	830,366	820,137	884,169	1%	-6%	828,343	864,946

NGL VOLUME - Barrels per day
United States	67,679	66,280	64,915	2%	4%	62,997	62,727
Egypt (1, 2)	—	—	—	—	—	—	196
North Sea	1,335	1,497	1,203	-11%	11%	1,240	1,111

International (1)	1,335	1,497	1,203	-11%	11%	1,240	1,307

Total (1)	69,014	67,777	66,118	2%	4%	64,237	64,034

BOE per day
United States	228,671	225,639	217,830	1%	5%	217,266	212,007
Egypt (1, 2)	144,001	138,575	151,034	4%	-5%	143,425	144,665
North Sea	41,758	48,038	45,571	-13%	-8%	44,349	39,577

International (1)	185,759	186,613	196,605	0%	-6%	187,774	184,242

Total (1)	414,430	412,252	414,435	1%	0%	405,040	396,249

Total excluding noncontrolling interests	366,352	366,051	365,279	0%	0%	357,184	348,305

(1) Includes net production volumes attributed to our noncontrolling partner in Egypt below:
Oil (b/d)	30,837	29,514	28,881			29,739	28,200
Gas (Mcf/d)	103,443	100,122	121,650			108,703	118,074
NGL (b/d)	—	—	—			—	65
BOE per day	48,078	46,201	49,156	4%	-2%	47,856	47,944

(2) Egypt Gross Production
Oil (b/d)	141,953	144,528	139,587			141,985	137,260
Gas (Mcf/d)	466,403	472,744	559,401			500,080	555,562
NGL (b/d)	—	—	0			—	297
BOE per day	219,687	223,319	232,821	-2%	-6%	225,332	230,151

APA CORPORATION

ADJUSTED PRODUCTION INFORMATION

Adjusted production excludes certain items that management believes affect the comparability of operating results for the periods presented. Adjusted production excludes production attributable to 1) noncontrolling interest in Egypt and 2) Egypt tax barrels. Management uses adjusted production to evaluate the company’s operational trends and performance and believes it is useful to investors and other third parties.

	For the Quarter Ended			% Change		For the Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	4Q23 to 3Q23	4Q23 to 4Q22	December 31, 2023	December 31, 2022

OIL VOLUME - Barrels per day
United States	83,909	83,584	74,767	0%	12%	78,889	70,398

Egypt	45,204	42,535	41,719	6%	8%	43,349	39,010
North Sea	30,748	35,680	37,473	-14%	-18%	34,728	32,578

International	75,952	78,215	79,192	-3%	-4%	78,077	71,588

Total	159,861	161,799	153,959	-1%	4%	156,966	141,986

NATURAL GAS VOLUME - Mcf per day
United States	462,498	454,643	468,888	2%	-1%	452,281	473,292

Egypt	150,212	143,211	175,184	5%	-14%	157,269	162,783
North Sea	58,054	65,168	41,370	-11%	40%	50,284	35,327

International	208,266	208,379	216,554	0%	-4%	207,553	198,110

Total	670,764	663,022	685,442	1%	-2%	659,834	671,402

NGL VOLUME - Barrels per day
United States	67,679	66,280	64,915	2%	4%	62,997	62,727

Egypt	—	—	—	—	—	—	89
North Sea	1,335	1,497	1,203	-11%	11%	1,240	1,111

International	1,335	1,497	1,203	-11%	11%	1,240	1,200

Total	69,014	67,777	66,118	2%	4%	64,237	63,927

BOE per day
United States	228,671	225,639	217,830	1%	5%	217,266	212,007

Egypt	70,239	66,403	70,917	6%	-1%	69,561	66,229
North Sea	41,758	48,038	45,571	-13%	-8%	44,349	39,577

International	111,997	114,441	116,488	-2%	-4%	113,910	105,806

Total	340,668	340,080	334,318	0%	2%	331,176	317,813

APA CORPORATION

PRICE INFORMATION

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
AVERAGE OIL PRICE PER BARREL
United States	$79.04	$82.33	$83.70	$77.84	$95.68
Egypt	83.67	88.99	87.41	82.47	101.25
North Sea	80.70	87.70	88.24	82.75	100.87
International	82.98	88.57	87.65	82.55	101.14
Total	81.36	86.15	86.17	80.72	99.11

AVERAGE NATURAL GAS PRICE PER MCF
United States	$1.62	$2.12	$3.57	$1.80	$5.31
Egypt	2.89	2.91	2.92	2.91	2.85
North Sea	13.46	10.98	20.45	13.02	23.36
International	4.56	4.36	4.57	4.25	4.58
Total	2.92	3.12	4.04	2.91	4.98

AVERAGE NGL PRICE PER BARREL
United States	$19.82	$21.87	$25.06	$20.85	$33.41
Egypt	—	—	—	—	76.80
North Sea	48.16	42.78	55.86	47.77	67.07
International	48.16	42.78	55.86	47.77	67.99
Total	20.70	22.26	26.22	21.54	34.51

APA CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In millions)

SUMMARY EXPLORATION EXPENSE INFORMATION

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Unproved leasehold impairments	$2	$2	$22	$24
Dry hole expense	21	76	92	183
Geological and geophysical expense	16	4	19	23
Exploration overhead and other	12	30	62	75

	$51	$112	$195	$305

SUMMARY CASH FLOW INFORMATION

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$1,030	$1,413	$3,129	$4,943

Additions to upstream oil and gas property	(575)	(609)	(2,333)	(1,807)
Acquisition of Delaware Basin properties	—	(28)	(24)	(591)
Proceeds from asset divestitures	—	—	29	778
Proceeds from sale of Kinetik shares	228	—	228	224
Deconsolidation of Altus cash and cash equivalents	—	—	—	(143)
Other, net	(9)	20	(38)	28

Net cash used in investing activities	$(356)	$(617)	$(2,138)	$(1,511)

Proceeds from (payments on) revolving credit facilities, net	(396)	46	(194)	24
Payments on Apache fixed-rate debt	—	(123)	(65)	(1,493)
Distributions to noncontrolling interest - Egypt	(84)	(125)	(238)	(362)
Treasury stock activity, net	(121)	(539)	(329)	(1,423)
Dividends paid to APA common stockholders	(76)	(80)	(308)	(207)
Other, net	(5)	2	(15)	(28)

Net cash used in financing activities	$(682)	$(819)	$(1,149)	$(3,489)

SUMMARY BALANCE SHEET INFORMATION

	December 31,	December 31,
	2023	2022
Cash and cash equivalents	$87	$245
Other current assets	2,375	2,463
Property and equipment, net	10,038	9,012
Decommissioning security for sold Gulf of Mexico properties	21	217
Other assets	2,723	1,210

Total assets	$15,244	$13,147

Current debt	$2	$2
Current liabilities	2,402	2,914
Long-term debt	5,186	5,451
Decommissioning contingency for sold Gulf of Mexico properties	764	738
Deferred credits and other noncurrent liabilities	3,199	2,697
APA shareholders’ equity	2,655	423
Noncontrolling interest - Egypt	1,036	922

Total Liabilities and equity	$15,244	$13,147

Common shares outstanding at end of period	304	312

APA CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of Costs incurred to Upstream capital investment

Management believes the presentation of upstream capital investments is useful for investors to assess APA’s expenditures related to our upstream capital activity. We define capital investments as costs incurred for oil and gas activities, adjusted to exclude property acquisitions, asset retirement obligation revisions and liabilities incurred, capitalized interest, and certain exploration expenses, while including amounts paid during the period for abandonment and decommissioning expenditures. Upstream capital expenditures attributable to a one-third noncontrolling interest in Egypt are also excluded. Management believes this provides a more accurate reflection of APA’s cash expenditures related to upstream capital activity and is consistent with how we plan our capital budget.

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Costs incurred in oil and gas property:
Asset and leasehold acquisitions
Proved	$1	$16	$5	$599
Unproved	9	15	20	66
Exploration and development	969	441	2,694	1,904

Total Costs incurred in oil and gas property	$979	$472	$2,719	$2,569

Reconciliation of Costs incurred to Upstream capital investment:
Total Costs incurred in oil and gas property	$979	$472	$2,719	$2,569
Property acquisitions	—	(24)	(1)	(625)
Asset retirement obligations settled vs. incurred - oil and gas property	(347)	150	(327)	174
Capitalized interest	(6)	(5)	(24)	(18)
Exploration seismic and administration costs	(28)	(34)	(81)	(98)

Upstream capital investment including noncontrolling interest - Egypt	$598	$559	$2,286	$2,002
Less noncontrolling interest - Egypt	(78)	(73)	(281)	(235)

Total Upstream capital investment	$520	$486	$2,005	$1,767

Reconciliation of Net cash provided by operating activities to Cash flows from operations before changes in operating assets and liabilities and Free cash flow

Cash flows from operations before changes in operating assets and liabilities and free cash flow are non-GAAP financial measures. APA uses these measures internally and provides this information because management believes it is useful in evaluating the company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt, as well as to compare our results from period to period. We believe these measures are also used by research analysts and investors to value and compare oil and gas exploration and production companies and are frequently included in published research reports when providing investment recommendations. Cash flows from operations before changes in operating assets and liabilities and free cash flow are additional measures of liquidity but are not measures of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities. Additionally, this presentation of free cash flow may not be comparable to similar measures presented by other companies in our industry.

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$1,030	$1,413	$3,129	$4,943
Changes in operating assets and liabilities	(23)	(369)	417	(121)

Cash flows from operations before changes in operating assets and liabilities	$1,007	$1,044	$3,546	$4,822

Adjustments to free cash flow:
Upstream capital investment including noncontrolling interest - Egypt	(598)	(559)	(2,286)	(2,002)
Non oil and gas capital investment	(33)	—	(57)	—
Distributions to Sinopec noncontrolling interest	(84)	(125)	(238)	(362)

Free cash flow	$292	$360	$965	$2,458

Reconciliation of Net cash provided by operating activities to Adjusted EBITDAX

Management believes EBITDAX, or earnings before income tax expense, interest expense, depreciation, amortization and exploration expense is a widely accepted financial indicator, and useful for investors, to assess a company’s ability to incur and service debt, fund capital expenditures, and make distributions to shareholders. We define adjusted EBITDAX, a non-GAAP financial measure, as EBITDAX adjusted for certain items presented in the accompanying reconciliation. Management uses adjusted EBITDAX to evaluate our ability to fund our capital expenditures, debt services and other operational requirements and to compare our results from period to period by eliminating the impact of certain items that management does not consider to be representative of the Company’s on-going operations. Management also believes adjusted EBITDAX facilitates investors and analysts in evaluating and comparing EBITDAX from period to period by eliminating differences caused by the existence and timing of certain operating expenses that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted EBITDAX may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
	2023	2023	2022	2023	2022
Net cash provided by operating activities	$1,030	$764	$1,413	$3,129	$4,943
Adjustments:
Exploration expense other than dry hole expense and unproved leasehold impairments	28	22	34	81	98
Current income tax provision	316	422	343	1,338	1,507
Other adjustments to reconcile net income (loss) to net cash provided by operating activities	(71)	(22)	(18)	(26)	73
Changes in operating assets and liabilities	(23)	161	(369)	417	(121)
Financing costs, net	77	81	76	321	312
Transaction, reorganization & separation costs	4	5	5	15	26

Adjusted EBITDAX (Non-GAAP)	$1,361	$1,433	$1,484	$5,275	$6,838

APA CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions)

Reconciliation of debt to net debt

Net debt, or outstanding debt obligations less cash and cash equivalents, is a non-GAAP financial measure. Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Current debt	$2	$2	$2	$2
Long-term debt	5,186	5,582	5,574	5,796

Total debt	5,188	5,584	5,576	5,798
Cash and cash equivalents	87	95	142	154

Net debt	$5,101	$5,489	$5,434	$5,644

Reconciliation of Income attributable to common stock to Adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in Income Attributable to Common Stock. Management believes that adjusted earnings and adjusted earnings per share provides relevant and useful information, which is widely used by analysts, investors and competitors in our industry as well as by our management in assessing the Company’s operational trends and comparability of results to our peers.

Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, capital structure and asset sales and other divestitures, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Quarter Ended December 31, 2023				For the Quarter Ended December 31, 2022
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS
Net income including noncontrolling interests (GAAP)	$540	$1,324	$1,864	$6.08	$802	$(263)	$539	$1.68
Income attributable to noncontrolling interests	163	(72)	91	0.30	170	(74)	96	0.30

Net income attributable to common stock	377	1,396	1,773	5.78	632	(189)	443	1.38

Adjustments: *
Asset and unproved leasehold impairments	17	(4)	13	0.04	2	—	2	—
Noncontrolling interest & tax barrel impact on Egypt adjustments	—	—	—	—	—	—	—	—
Valuation allowance and other tax adjustments	—	(1,634)	(1,634)	(5.33)	—	(47)	(47)	(0.15)
Unrealized derivative instrument (gain) loss	10	(2)	8	0.03	(52)	11	(41)	(0.13)
Loss on previously sold Gulf of Mexico properties	212	(45)	167	0.54	157	(33)	124	0.39
Kinetik equity investment mark-to-market (gain) loss	29	(6)	23	0.08	(9)	2	(7)	(0.02)
Transaction, reorganization & separation costs	4	(2)	2	0.01	5	(2)	3	0.01
Gain on divestitures, net	(1)	1	—	—	—	—	—	—

Adjusted earnings (Non-GAAP)	$648	$(296)	$352	$1.15	$735	$(258)	$477	$1.48

	For the Year Ended December 31, 2023				For the Year Ended December 31, 2022
	Before Tax	Tax Impact	After Tax	Diluted EPS	Before Tax	Tax Impact	After Tax	Diluted EPS
Net income including noncontrolling interests (GAAP)	$2,883	$324	$3,207	$10.39	$5,734	$(1,652)	$4,082	$12.24
Income attributable to noncontrolling interests	628	(276)	352	1.14	842	(364)	478	1.43
Loss attributable to Altus preferred unit limited partner	—	—	—	—	(70)	—	(70)	(0.21)

Net income attributable to common stock	2,255	600	2,855	9.25	4,962	(1,288)	3,674	11.02

Adjustments: *
Asset and unproved leasehold impairments	83	(50)	33	0.11	24	(4)	20	0.06
Noncontrolling interest & tax barrel impact on Egypt adjustments	—	—	—	—	1	(2)	(1)	—
Valuation allowance and other tax adjustments **	—	(1,627)	(1,627)	(5.27)	—	(226)	(226)	(0.68)
(Gain) / Loss on extinguishment of debt	(9)	2	(7)	(0.02)	67	(14)	53	0.15
Unrealized derivative instrument gain	(51)	11	(40)	(0.13)	(5)	(7)	(12)	(0.03)
Loss on previously sold Gulf of Mexico properties	212	(45)	167	0.54	157	(33)	124	0.37
Kinetik equity investment mark-to-market (gain) loss	12	(2)	10	0.03	(32)	2	(30)	(0.08)
Drilling contract termination charges	13	(10)	3	0.01	—	—	—	—
Transaction, reorganization & separation costs	15	(5)	10	0.03	26	(8)	18	0.05
Gain on divestitures, net	(8)	2	(6)	(0.02)	(1,180)	125	(1,055)	(3.17)

Adjusted Earnings (Non-GAAP)	$2,522	$(1,124)	$1,398	$4.53	$4,020	$(1,455)	$2,565	$7.69

*	The income tax effect of the reconciling items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

APACHE CORPORATION

OIL & GAS RESERVES INFORMATION

For the Year Ended December 31, 2023

OIL (Mbbl)
	U.S.	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2022	199,947	116,607	85,453	402,007
Extensions and Discoveries	43,613	12,979	301	56,893
Purchases	20	—	—	20
Revisions	(3,520)	10,505	(12,002)	(5,017)
Production	(28,795)	(32,532)	(12,676)	(74,003)
Sales	(775)	—	—	(775)

Balance - Dec 31, 2023	210,490	107,559	61,076	379,125

NGL’s (Mbbl)
	U.S.	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2022	177,749	—	2,306	180,055
Extensions and Discoveries	25,711	—	371	26,082
Purchases	21	—	—	21
Revisions	(8,568)	—	(764)	(9,332)
Production	(22,993)	—	(453)	(23,446)
Sales	(33)	—	—	(33)

Balance - Dec 31, 2023	171,887	—	1,460	173,347

GAS (MMcf)
	U.S.	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2022	1,377,080	400,570	68,596	1,846,246
Extensions and Discoveries	158,118	14,188	3,335	175,641
Purchases	136	—	—	136
Revisions	(266,664)	83,907	(6,739)	(189,496)
Production	(165,083)	(118,909)	(18,353)	(302,345)
Sales	(136)	—	—	(136)

Balance - Dec 31, 2023	1,103,451	379,756	46,839	1,530,046

TOTAL BOE (Mboe)
	U.S.	Egypt[1]	North Sea	Total[1]
Balance - Dec 31, 2022	607,209	183,368	99,192	889,769
Extensions and Discoveries	95,677	15,344	1,228	112,249
Purchases	64	—	—	64
Revisions	(56,532)	24,490	(13,889)	(45,931)
Production	(79,302)	(52,350)	(16,188)	(147,840)
Sales	(831)	—	—	(831)

Balance - Dec 31, 2023	566,285	170,852	70,343	807,480

Proved developed reserves:
Oil (Mbbls)	179,542	102,305	61,076	342,923
NGL’s (Mbbls)	153,486	—	1,460	154,946
Gas (Mboe)	167,326	62,857	7,807	237,990

Balance - Dec 31, 2023 (Mboe)	500,354	165,162	70,343	735,859

(1)	Includes reserves attributable to noncontrolling interest in Egypt.